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                                                                  EXHIBIT  10.39
                                                                           -----

  CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
             EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

THIS AGREEMENT dated 4 May 2001 (the "EFFECTIVE DATE") is made BETWEEN:

(1) ISIS INNOVATION LIMITED, a company registered in England (No. 02199542), whose registered office is at University Offices, Wellington Square, Oxford OX1 2JD, England ("LICENSOR"); and

(2) V.I. TECHNOLOGIES, INC., a company registered in Delaware, whose principal office is at 134 Coolidge Avenue, Watertown, MA 02472 (the "LICENSEE").

1.   SUBJECT MATTER

This Agreement relates to the following intellectual property and know-how (collectively, the "LICENSED TECHNOLOGY"):

     1.1  the inventions (the "INVENTIONS") described in:

          (a)  [*****]

          (b)  [*****]

          (c)  [*****]

          (d)  [*****]

               (together, the "APPLICATIONS") and any divisional, continuation, continuation-in-part and foreign equivalents thereof, as well as any United Kingdom and foreign patents issued thereon or reissues, reexaminations or extensions thereof;

     1.2 confidential information so communicated to the Licensee, and concerned with or related to the Inventions or the practice of the Inventions; and

     1.3 technology so communicated to the Licensee pursuant to clause 3.3 of this Agreement.

2.   GRANT

The Licensor grants to the Licensee an exclusive (subject to the terms of clause 3.2) license (the "LICENSE") to use the Licensed Technology for the term of this Agreement worldwide in the development, production, sale, leasing and other commercial exploitation of any products and services (the "LICENSED PRODUCTS", an expression which shall be taken to mean and include only products and services entirely or partially produced by means of, with the use of or comprising the Licensed Technology) in the field of prion diagnostics and ex-vivo prion removal related products and processes for food, agriculture, human and veterinary applications (the "FIELD"). The Licensee recognises that this Agreement confers no rights in relation to products intended or adapted for other fields.

The License shall extend to all countries in the world apart from those excluded through the operation of the second last sentence of clause 3.5 and clause 3.6.

3.   UNDERTAKINGS BY THE LICENSOR

     3.1 The Licensor will not license other undertakings to exploit the Licensed Technology in the Field. The Licensee recognises that this degree of exclusivity relates strictly to the Field; thus the
----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                      1
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          Licensor may license other undertakings within other fields
          ("ADDITIONAL LICENSES"). The Licensor must not, however, enter into Additional Licenses without first inviting the Licensee to make an offer in writing in respect of the Additional Licenses. The Licensor will, however, be free to invite other undertakings to make an offer in respect of the Additional Licenses if the Licensee:

          (a) does not make an offer in writing with respect to the Additional Licenses within 21 days of the invitation by the Licensor; or

          (b) does not conclude negotiations of the terms of any Additional License for which it makes an offer under this clause within 90 days of the invitation to the Licensee to make an offer in writing in respect of the Additional License (which negotiations will be conducted in good faith); or

          (c) makes an offer in respect of the Additional Licenses and such offer is not acceptable to the Licensor in its absolute discretion (having considered and discussed such offer with the Licensee in good faith) and the Licensor communicates its decision to the Licensee in writing within 14 days of receipt of the Licensee's offer.

          In addition to the above, the Licensor shall not accept any third party offer for Additional Licenses unless it has first notified the Licensee in writing of the principal terms of such offer to the extent that it is able under any applicable confidentiality obligations (which the Licensor shall use all reasonable endeavours to ensure do not extend to the principal terms of any offer). The Licensee shall have 30 days to match the principal terms of the third party offer, failing which, the Licensor shall be free to accept such third party offer (provided that it is on no less favorable terms).

     3.2 The Licensor will not exploit the Licensed Technology in the Field. However, the Licensor reserves the right to grant to the University of Oxford (the "UNIVERSITY") the right for the University and every employee, student, agent and appointee of the University to use and publish the Licensed Technology for academic and research purposes only (irrespective of field, but without the right to grant sublicenses to the Licensed Technology in the Field), and this will include the right for the University to use the Licensed Technology as enabling technology in other research projects (including projects which benefit from third-party funding, but excluding any such projects that may require the University to grant licenses to the Licensed Technology in the Field). The Licensor will ask the University to submit material intended for publication to the Licensee in writing not less than sixty (60) days in advance of the submission for publication. The Licensee may request that submission for publication be delayed if such delay is necessary in order to protect the Licensee's rights relating to Licensed Products, including requesting that a patent application be filed. A delay imposed on submission for publication as a result of a request made by the Licensee shall not exceed three (3) months from the date of receipt of the material by the Licensee, although the Licensee may ask for additional delay in the rare event that intellectual property rights would otherwise be lost. The Licensor will ask the University to delete any Licensee confidential information from the publication upon request by Licensee. Notification of the request for delay in submission for publication must be received by the Licensor within thirty (30) days after the receipt of the material by the Licensee, failing which the Licensor shall be free to assume that the Licensee has no objection to the proposed publication. Nothing in this Agreement shall prevent any registered student of the University from submitting for a degree of the University a thesis based on the Licensed Technology, the examination of such a thesis by examiners appointed by the University, or the deposit of such a thesis in a library of the University in accordance with the relevant procedures of the University.

     3.3 The Licensor will communicate to the Licensee any improvements which the University makes to the Licensed Technology of which the Licensor is aware and which are relevant to the Field. An improvement for this purpose and for the purpose of clause 4.4 shall be taken to be any development of the Inventions which, if commercially practised, would infringe and/or be covered by a claim being prosecuted or requested by Licensee to be prosecuted in the Applications referred to in clause 1.1, or by a valid claim of an unexpired patent which issues in response to those Applications.

     3.4 The Licensee will communicate to the Licensor any commercial opportunity to exploit the Licensed Technology within the Field of which the Licensee is aware but which the Licensee has determined that it does not which to exploit. Upon giving notice of the commercial opportunity to the Licensor, the parties will use their best endeavours to negotiate and agree the terms of an agreement amending this License to allow the Licensor to exploit the commercial opportunity subject to the protection of the Licensee's commercial position and the Licensor providing a reasonable return to the Licensee. If the parties do not reach agreement on the terms of the agreement, the Licensor will refer the dispute for final determination to an expert agreed by the parties or in default of agreement appointed by the President of the Law Society of England and Wales.

     3.5 The Licensor shall be responsible for filing, prosecuting, renewing and defending such patent, design, copyright, mask work and other registrations as may be available for the protection of the Licensed Technology, using counsel reasonably acceptable to Licensee. Licensor shall keep Licensee informed regarding the status of all patent applications and patents comprising the Licensed Technology and Licensee shall be provided with a reasonable opportunity in the circumstances to review and comment upon any such patent applications and all papers and instruments filed therewith in advance of their filing, provided that the Licensor may take all necessary steps to file, prosecute, renew and defend such patent, design, copyright, mask work and other registrations notwithstanding that the Licensee has not given the Licensor comments on such patent applications or other papers and instruments. The Licensee will indemnify the Licensor against all costs (including lawyers' and patent agents' fees and expenses), claims, demands and liabilities arising out of or consequent upon such activities. The Licensor will invoice outgoings of this nature as and when they are incurred, and the Licensee will settle each invoice within thirty days after receipt.

          Well prior to the Applications reaching the national phase, the parties will consult over the countries to be covered. If the Licensor believes a patent may be granted in a country but the Licensee is unwilling to indemnify the Licensor against the cost of prosecuting the Applications there, the country in question shall be removed from the scope of this Agreement. If the Licensor determines on a country-by-country basis that it will not, for any reason, file, prosecute or maintain any patent application or patent within the Licensed Technology, it will promptly notify Licensee of its decision and Licensee shall thereafter have the right but not the obligation to undertake such filing, prosecution and maintenance at its own expense.

     3.6 Each party will inform the other party of any misappropriation or infringement of the Licensed Technology in the Field of which such party becomes aware. Licensee shall have the first right, but not the obligation, to take legal action, at Licensee's expense, against any misappropriation or infringements of the Licensed Technology of which either party becomes aware, provided that the Licensee shall first:
          (a) provide the Licensor with an indemnity in terms satisfactory to the Licensor against all costs (including lawyers' and patent agents' fees and expenses), claims, demands and liabilities arising out of or consequent upon such activities; and (b) agree with the Licensor the terms on which any damages or other recovery are to be shared with the Licensor. Licensee may include Licensor as a party in such legal action.

          In the event Licensee declines to commence legal action against any misappropriation or infringement of the Licensed Technology, Licensor shall have the right, but shall not the obligation, to take legal action, at Licensor's expenses. If the Licensor takes such legal action, the country or countries where the infringement or misappropriation allegedly occurred and the country or countries where the Licensee incurs any substantial loss or damage as a result of the infringement or misappropriation, whether on sales or otherwise, shall be removed from the scope of this Agreement, unless:

          (i) there is no reasonable evidence to demonstrate that the alleged infringement or misappropriation is (or would do so, if allowed to continue) substantially prejudices sales of the Licensed Products in any country worldwide; or

          (ii) in the opinion of independent legal counsel with experience in this general area of technology, there is no reasonable prospect of being successful in any legal action in respect of such alleged infringement or misappropriation.

          In any legal action instituted by either party under this clause 3.6, the other party shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent

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          possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     3.7 The Licensor represents and warrants, to the best of its knowledge, that (a) it has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the exclusive rights and licenses to Licensee herein; and (b) it has not previously granted and shall not grant to any third party any rights which are inconsistent with the rights granted to Licensee herein.

4.   UNDERTAKINGS BY THE LICENSEE

     4.1 Subject to clause 4.2, the Licensee will use its best endeavours not to divulge to third parties such of the know-how communicated by the Licensor pursuant to this Agreement as has not become publicly known without the fault of the Licensee or as a result of any act or omission of a third party who received such know-how directly or indirectly from the Licensee or its sub-licensees or is not disclosed in a patent or published patent application included in the Licensed Technology (the "CONFIDENTIAL TECHNOLOGY").

     4.2 Except as set forth in clause 10.2, the Licensee will not assign the License but may grant sub-licenses, and may disclose to sub-licensees such of the Confidential Technology as it necessary for the exercise of the rights sub-licensed. No sub-license will carry any right to sub-sub-license. Immediately following the grant of each sub-license, the Licensee will forward to the Licensor in writing a note of the name and address of the sub-licensee, a description of the technology sub-licensed and its intended applications, and confirmation of the duration of the sub-license. By controlling the wording of its contracts with sub-licensees, the Licensee will ensure that obligations and conditions which are substantially similar to those recorded in this Agreement, and sufficient to protect the security of the Confidential Technology, the intellectual property rights in the Licensed Technology, and the interests of the Licensor, are imposed on every sub-licensee; and that in no circumstances do the terms of any sub-license in force from time to time conflict with the terms of this Agreement.

     4.3 The Licensee will not exploit the Licensed Technology after the expiration or termination of this Agreement, insofar as the Licensed Technology is still patented or secret; provided that this sub-clause shall not prevent the Licensee from working an expired patent which can be worked by all other manufacturers.

     4.4 The Licensee shall grant the University and every employee, student, agent and appointee of the University the right to use and publish, on a royalty-free basis, any improvement to or new application of the Licensed Technology made or devised by Licensee and claimed in an issued patent or published patent application, for internal academic and research purposes only. The Licensee will communicate any such improvement or new application to Licensor in writing and the provisions of clause 3.2 shall also apply to the information disclosed by the Licensee under this clause.

     4.5 In the event of the Confidential Technology becoming publicly known as a result of action by the Licensee or as a result of any act or omission of a third party who received the Confidential Technology directly or indirectly from the Licensee or its sub-licensees, the Licensee will continue paying royalties under clause 5, until the end of this Agreement, without prejudice to the payment of any additional damages in the event of the Confidential Technology becoming publicly known as a result of breach of this Agreement.

     4.6 The Licensee will be responsible for the design and construction of the Licensed Products and the Licensor shall have no responsibility or liability in that respect.

     4.7 The Licensee will ensure that the Licensed Products and the packages associated with them are marked suitably with any relevant patent or patent application numbers to satisfy the laws of each of the countries in which the Licensed Products are sold or supplied and in which they are covered by the claims of any patent or patent application.

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5.   ROYALTIES

     5.1  The Licensee agrees to pay to the Licensor:

          (a)  on the signature of this Agreement, the sum of [*****];

          (b) on the first anniversary of the Effective Date, the sum of [*****];

          (c) on the second anniversary of the Effective Date and each subsequent anniversary of the Effective Date until the Licensee has filed an Investigation New Drug application (or any foreign equivalent) or, where such an application is no longer available, its equivalent application, for the first Licensed Product, the sum of [*****].

     5.2 For so long as any Licensed Products are used or marketed by the Licensee, the Licensee will pay to the Licensor a royalty equal to the percentage prescribed in the following table of gross revenue of the Licensee in respect of Licensed Products for the range of gross profit margins achieved by the Licensee of all such Licensed Products in each year of this agreement ("LICENSE YEAR"):

               Range of gross profit margins      % gross revenue
               Less than 50%                          [*****]
               Between 50% and up to 70%              [*****]
               Above 70%                              [*****]

          Where a Licensed Product is marketed in combination with other products or materials, the relative proportion of the gross revenues of the Licensed Product contained in the combination product shall be agreed upon in advance of the combination product launch by the Licensee by negotiations in good faith between the parties. The parties agree to determine the appropriate proportion of the gross revenues within thirty (30) days after the Licensee notifies the Licensor in writing of the intent to launch a new combination product so as not to delay the first sale of such combination product. Should the parties fail to agree on the appropriate proportion of gross revenues, the dispute shall be settled in London by an arbitrator.
          The arbitrator will have no prior association with either the Licensor or the Licensee and/or be otherwise acceptable to both such parties.

     5.3 For so long as the Licensee sub-licenses the Licensed Technology, the Licensee will pay royalties equal to [*****] of gross revenues (including up-front and milestone payments) received by the Licensee from its sub-licensee's in respect of each sub-license.

     5.4 The Licensee agrees to pay to the Licensor (the "MILESTONE PAYMENT") the amount prescribed in the following table (the "MILESTONE AMOUNT") within 30 days of the date on which each of the milestones set out in the following table occur or is first achieved by the Licensee or any of the Licensee's sub-licensees (the "MILESTONES"):

                           Milestone                              Amount

          Each Investigational New Drug application (or where     [*****]
          such an application is not available, its equivalent)
          filed for each Licensed Product (payable once per
          Licensed Product regardless of the number of
          applications filed worldwide)
----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                      5
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                           Milestone                              Amount

          Each regulatory approval for commercial use of each     [*****]
          Licensed Product (payable once per Licensed Product regardless of the number of approvals worldwide)

     5.5 The Licensee shall provide the Licensor with a royalty report within thirty (30) days after the close of each License Year for each Licensed Product marketed commencing in the first License Year in which the Licensed Products are marketed, and for each Licensed Product brought into use by or within the groups of the License. Each report shall state the gross profits and gross revenues received and provide a calculation of the royalties due, and shall be accompanied by payment to the Licensor of the royalties due.

     5.6 In marketing the Licensed Products, the Licensee will not accept or solicit any non-monetary consideration without the prior written consent of the Licensor. The use by the Licensee of a commercially reasonable quantity of Licensed Products for promotional sampling shall not violate this prohibition.

     5.7 If the Licensee is obliged to pay royalties to third parties (other than the Licensee's parent, subsidiary, associated or affiliated companies), for the right to develop, make, use, sell or import a Licensed Product, then the Licensee shall be entitled to deduct from the royalty payment due to the Licensor the royalty payment actually made to such third party, up to a maximum of [*****] of the royalty payment due to the Licensor provided that the minimum royalty to be received by the Licensor under clause 5.2 will be the greater of [*****] of gross revenues of the Licensor or one half of the percentage of gross revenues payable in respect of each range of gross profit margins set out in clause 5.2.

     5.8 All payments provided for under this clause 5 shall be made to the Licensor in pounds sterling without any deductions apart from any tax which is required to be withheld under applicable local law. Any change of currency made to calculate sales for the purpose of this clause 5 shall be determined as at the last business day of each quarter, using the average of the average daily buying and selling rates quoted by Barclays Bank plc during that quarter. Where the Licensee is required to withhold tax under applicable local law, the Licensee shall deduct such tax, pay it to the relevant taxing authority, and supply the Licensor with a Certificate of Tax Deduction at the time of payment to the Licensor. The parties shall co-operate under any applicable Double Taxation Treaty so that, if possible, payments are made gross or, if payment gross is not possible, the Licensor obtains appropriate relief under the Treaty.

     5.9 Where the Licensee is obliged to make a payment to the Licensor under this Agreement which attracts value-added, sales, use, excise or other similar taxes or duties, the Licensee shall be responsible for paying such taxes and duties.

     5.10 In the event that full payment of any amount due from the Licensee to the Licensor under this Agreement is not made by any of the dates stipulated, the Licensee shall be liable to pay interest on the amount unpaid at the rate of three percent (3%) over the base rate for the time being of Barclays Bank plc, from the date when payment was due until the date of actual payment.

     5.11 The Licensee and the Licensee's sub-licensees shall keep complete and accurate accounts of all Licensed Products used and marketed; and will permit the Licensor or its agents to audit such accounts, upon reasonable prior notice and no more frequently than annually, solely for the purpose of determining the accuracy of the royalty reports and payments. The Licensee's obligation and that of the Licensee's sub-licensees concerning audit of their accounts shall terminate as to any report six (6) years after the date of that report.
------------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

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     5.12 The License acknowledges that the Milestone Amounts will be indexed to the CPI-U (Consumer Price Index--All Urban Consumers) and will be adjusted at the end of each License Year to take account of increases in the CPI-U in the preceding year. The Licensor will notify the Licensee of any increase in the Milestone Amounts as a result of an increase in the CPI-U in writing at least 30 days before the end of each License Year.

6.   DURATION AND TERMINATION

     6.1 This Agreement shall take effect on the Effective Date and (subject to the remaining sub-clauses of this clause) shall continue in force until the expiration, on a country-by-country basis, of the period of ten (10) years from the date on which a Licensed Product is first put on the market by the Licensee or one of its sub-licensees.

     6.2 Insofar as the rights and obligations in this Agreement concern territories in which the commercial practice of the Licensed Technology is covered by a claim being prosecuted in the Applications referred to in clause 1.1, or by a valid claim of an unexpired patent which issues in response to those Applications, those rights and obligations shall extend for those territories beyond the period defined in clause 6.1 if and for so long as the commercial practice of the Licensed Technology is so covered in those territories.

     6.3 If either party commits a material breach of this Agreement (including, without limitation, a failure of the Licensee to make any of the payments required by clause 5.1), and the breach is not remedied (where remediable) within the period allowed by notice given by the other party in writing calling on the party in breach to effect such remedy (such period being not less than thirty (30) days except as provided below), the other party may be further written notice terminate this Agreement immediately.

     6.4 The Licensee will use reasonable endeavours to develop and exploit the Licensed Technology, in order to maximize the financial return for both parties consistent with projects of similar commercial value. Within sixty (60) days after the end of each calendar year, the Licensee shall provide the Licensor with a report detailing the progress made and steps taken during the calendar year in:

          (a) taking legal action against any misappropriation or infringement of the Licensed Technology in the Field of which the Licensee becomes or is made aware (save to the extent that these actions are taken by the Licensor pursuant to an agreement under clause 3.6);

          (b) developing the Licensed Technology in order to facilitate its commercial exploitation; and

          (c)  promoting and marketing Licensed Products.

          Any failure by the Licensee to provide the Licensor with such a report during the sixty (60) day period shall be regarded as a material breach of the provisions of this Agreement, for the purpose of clause
          6.3. In the event that the Licensor reasonably believes that Licensee is not making reasonable commercial efforts under the circumstances to research, develop, promote and then commercialize the Licensed Technology pursuant to this clause, then the Licensor shall provide written notice to the Licensee which specifies the Licensor's basis for such belief and what additional efforts the Licensor believes should be made by the Licensee. Upon receipt of such written notice, the Licensor and the Licensee shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by the Licensee shall satisfy the requirements of this clause and if such mutual agreement is not reached within sixty (60) days after receipt of such written notice, then the parties agree to submit to arbitration pursuant to clause 10.8 to determine the efforts which should be exerted by the Licensee. Thereafter, the Licensee shall exert the efforts determined by the parties or in such arbitration.

     6.5 The Licensee may terminate this Agreement by six (6) months' written notice at any time; whereupon the Licensee shall bring all sub-licences to an end on the same date. Any such termination shall not absolve the Licensee of its obligation to accrue and pay royalties under the provisions of clause 5 of this Agreement.

     6.6 The Licensor shall have the right to terminate this Agreement by serving written notice on the Licensee in the event that:

          (a) the Licensee has a petition presented for its winding-up, or passes a resolution for voluntary winding-up otherwise than for the purposes of a bona fide amalgamation or reconstruction, or compounds with its creditors, or has a receiver or administrative receiver appointed of all or any part of its assets, or enters into any arrangements with creditors, or takes or suffers any similar action in consequence of debts;

          (b) the Licensee challenges the validity of any patent contained within the Licensed Technology.

          Such notice may terminate this Agreement either immediately or at the end of such period as the Licensor shall select.

     6.7 The Licensor shall have the right by serving written notice on the Licensee to require the Licensee to prove that the Licensed Technology is not being used for the production of products or the provision of services other than those licensed.

     6.8  Clauses 4.1, 4.3, 4.4, 6.8, 7, 9, 10.5 and 10.8 shall survive the termination or expiration of this Agreement, for whatever reason.

7.   LIABILITY

     7.1 The Licensee agrees to indemnify the Licensor and hold the Licensor harmless from and against any and all claims, damages and liabilities asserted by third parties (including claims for negligence) which arise directly or indirectly from the use of the Licensed Technology or the sale of Licensed Products by the Licensee and its sub-licensees.

     7.2 The Licensor makes no representation or warranty that advice given to the Licensee pursuant to this Agreement by any employee, student, agent or appointee of the Licensor or of the University of Oxford, or the use of any works, designs or information which they, the Licensor or the University provide in connection with this Agreement, will not result in infringement of third-party rights.

     7.3 The Licensee undertakes to make no claim against any employee, student, agent or appointee of the Licensor or the University, being a claim which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject-matter.

     7.4 The liability of either party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to any incidental or consequential damages or losses or to any loss of profits.

     7.5 In any event, the maximum liability of the Licensor to the Licensee under or otherwise in connection with this Agreement or its subject-matter shall not exceed the return of all royalties paid by the Licensee under this Agreement, together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at the Barclays Bank plc base rate from time to time in force and compounded annually as at 31 December.

     7.6 If any sub-clause of this clause 7 is held to be invalid or unenforceable under any applicable statute or rule of law, then it shall be deemed to be omitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded, then such liability shall be subject to the remaining sub-clauses of this clause 7.

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8.  FORCE MAJEURE

If the performance by either party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from the performance of that obligation for the duration of the relevant event.

9.  NOTICES

The Licensor's representative for the purpose of receiving payments and notices shall until further notice be:

          The Managing Director
          Isis Innovation Limited
          Ewert House, Ewert Place
          Summertown
          OXFORD 0X2 7SG
          England

The Licensee's representative for the purpose of receiving notices shall until further notice be:

          V.I. Technologies, Inc.
          134 Coolidge Avenue
          Watertown, Massachusetts 02472
          USA

10.  GENERAL

     10.1 Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.

     10.2 This Agreement may not be assigned or otherwise transferred by either party without the written consent of the other party, except the Licensee may assign this Agreement without the consent of the Licensor to any person, corporation or other business entity which, directly controls, is controlled by, or is under common control with the Licensee. "Control" for these purposes means (a) direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of a corporation; or (b) possession of the power to direct or cause the direction of the management and policies of such corporation or other business entity, whether through the ownership of the outstanding voting securities or by contract. Any purported assignment in violation of this clause shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

     10.3 Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the Licensor and the Licensee or the relationship between them of principal and agent.

     10.4 This Agreement constitutes the entire agreement between the parties with regard to the Licence. Specifically, but without limitation, this Agreement does not impose or imply any obligation on the Licensor or the University or Oxford to conduct development work: any arrangements for such work shall be the subject of a separate agreement between the University and the Licensee. Any variation of this Agreement shall be in writing and signed by authorised signatories for both parties.

     10.5 This Agreement shall be governed by English Law.

     10.6 If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to any competition law, then it or they shall be deemed to be omitted. The parties shall uphold the remainder or this Agreement, and shall negotiate an amendment which, as far as legally feasible, maintains the economic balance between the parties.

     10.7 The parties to this Agreement intend that by virtue of the Contracts (Rights of Third Parties) Act 1999 the University of Oxford and the people referred to in clause 7.3 will be able to enforce the terms of clause 7.3 of this Agreement as if the University of Oxford and the people referred to in clause 7.3 were a party to it.


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     10.8 Any dispute, controversy or claim arising under, out of or relating to this Agreement and any subsequent amendments of this Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, will be submitted to mediation in accordance with the WIPO Mediation Rules. The place of mediation will be Oxford. The language to be used in the mediation will be English. If, and to the extent that, any such dispute, controversy or claim has not been settled pursuant to the mediation within 60 days of the commencement of the mediation, it will, upon the filing of a request for arbitration by either party, be referred to and finally determined by arbitration in accordance with the WIPO Arbitration Rules. The arbitral tribunal will consist of a sole arbitrator. The place of arbitration will be Oxford. The language used in the arbitral proceedings will be English.

AS WITNESS the hands of authorized signatories for the parties on the date first mentioned above

          SIGNED FOR AND ON BEHALF OF
          ISIS INNOVATION LIMITED:
          NAME:       Dr. T. Cook
          POSITION:   Managing Director
          SIGNATURE:  /s/ Dr. T. Cook

          SIGNED for and on behalf of
          V.I. TECHNOLOGIES, INC.:
          NAME:       John R. Barr
          POSITION:   President and CEO
          SIGNATURE:  /s/ John R. Barr

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